Exhibit 99.1
Uber Announces Results for First Quarter 2020

Revenue of $3.5 billion, growing 14% year-over-year or 16% on a constant currency basis
Rides Adjusted EBITDA of $581 million

SAN FRANCISCO – May 7, 2020 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended March 31, 2020.
Financial Highlights for First Quarter 2020

•
Gross Bookings grew to $15.8 billion, up 8% year-over-year, or 10% on a constant currency basis, with Rides declining 3% and Eats growing 54% year-over-year, respectively, on a constant currency basis.

•	Revenue growth of 14% year-over-year, or 16% on a constant currency basis.

•
Adjusted Net Revenue (“ANR”) growth year-over-year of 18%, or 19% on a constant currency basis. Adjusted Net Revenue and segment Adjusted Net Revenue excludes the impact of COVID-19 response initiatives.

•
Net loss attributable to Uber Technologies, Inc. of $2.9 billion, which includes $277 million in stock-based compensation expense and pre-tax impairment write-downs of $2.1 billion. Net loss attributable to Uber Technologies, Inc. excluding the impairment write-downs, net of the tax benefit would have been $1.1 billion.

•	Rides Adjusted EBITDA delivered $581 million in profit, up $389 million year-over-year, and down $161 million quarter-over-quarter, and 23.5% margin as a percentage of ANR.

•	Eats Adjusted EBITDA of $(313) million, down $4 million year-over-year and up $148 million quarter-over-quarter.

•	Adjusted EBITDA of $(612) million, up $257 million year-over-year, and up $3 million quarter-over-quarter. Adjusted EBITDA excludes the impact of COVID-19 response initiatives.

•	Unrestricted cash, cash equivalents and short-term investments were $9.0 billion.

•	COVID-19 response initiatives impact on GAAP revenue of $19 million and impact on GAAP cost of revenue of $5 million. (details and reconciliation below)

“While our Rides business has been hit hard by the ongoing pandemic, we have taken quick action to preserve the strength of our balance sheet, focus additional resources on Uber Eats, and prepare us for any recovery scenario,” said Dara Khosrowshahi, CEO. “Along with the surge in food delivery, we are encouraged by the early signs we are seeing in markets that are beginning to open back up. Our global footprint and highly variable cost structure remain an important advantage, as our expectation is that the Rides recovery will vary by city and country.”

“Our ample liquidity provides us with substantial flexibility to navigate the current crisis, but we are being proactive and taking actions to emerge stronger and more focused as a company,” said Nelson Chai, CFO. “We have recently exited eight unprofitable Eats markets, significantly reduced the size of our customer support and recruiting teams, and merged our JUMP unit into Lime. Building on the steps we have already taken, we are continuing to look at all levers to ensure our core Rides and Eats businesses emerge from this crisis stronger than ever.”

First Quarter 2020 Financial and Operational Highlights

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	93	103	11%
Trips	1,550	1,658	7%
Gross Bookings	$14,649	$15,776	8%	10%
GAAP Revenue	$3,099	$3,543	14%	16%
Adjusted Net Revenue (1)	$2,761	$3,256	18%	19%
GAAP Net loss attributable to Uber Technologies, Inc. (2)	$(1,012)	$(2,936)	(190)%
Rides Adjusted EBITDA	$192	$581	203%
Adjusted EBITDA (1)	$(869)	$(612)	30%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net loss attributable to Uber Technologies, Inc. includes stock-based compensation expense of $11 million in Q1 2019 and $277 million in Q1 2020 as well as pre-tax impairment write-downs of $2.1 billion, partially offset by a pre-tax gain on business divestiture of our Uber Eats India operations of $154 million.
Results by Offering and Segment
Gross Bookings

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency)

Gross Bookings:
Rides	$11,446	$10,874	(5)%	(3)%
Eats	3,071	4,683	52%	54%
Freight	128	198	55%	55%
Other Bets	4	21	**	**
ATG and Other Technology Programs	—	—	**	**
Total	$14,649	$15,776	8%	10%
** Percentage not meaningful.
GAAP Revenue

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency)

Revenue:
Rides	$2,418	$2,470	2%	4%
Eats	536	819	53%	56%
Freight	127	199	57%	57%
Other Bets	18	30	66%	67%
ATG and Other Technology Programs (1)	—	25	**	**
Total	$3,099	$3,543	14%	16%
(1) Including $25 million collaboration revenue from Toyota recognized in Q1 2020.
** Percentage not meaningful.

Adjusted Net Revenue (1)

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change	% Change (Constant Currency (1))

Adjusted Net Revenue:
Rides	$2,377	$2,475	4%	6%
Eats	239	527	121%	124%
Freight	127	199	57%	57%
Other Bets	18	30	66%	67%
ATG and Other Technology Programs (2)	—	25	**	**
Total	$2,761	$3,256	18%	19%
(1) “Adjusted Net Revenue,” “Rides Adjusted Net Revenue,” “Eats Adjusted Net Revenue” and constant currency are non-GAAP measures as defined by the SEC. “Freight Adjusted Net Revenue,” “Other Bets Adjusted Net Revenue” and “ATG and Other Technology Programs Adjusted Net Revenue” are equal to GAAP net revenue in all periods presented. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Including $25 million collaboration revenue from Toyota recognized in Q1 2020.
** Percentage not meaningful.
Net Loss, Adjusted EBITDA and Segment Adjusted EBITDA
Net loss attributable to Uber Technologies, Inc. was $1.0 billion in Q1 2019, which includes $11 million in stock-based compensation expense. Net loss attributable to Uber Technologies, Inc. was $2.9 billion in Q1 2020, which includes pre-tax impairment write-downs of $2.1 billion and $277 million in stock-based compensation expense, partially offset by a pre-tax gain on business divestiture of our Uber Eats India operations of $154 million.

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change

Segment Adjusted EBITDA:
Rides	$192	$581	203%
Eats	(309)	(313)	(1)%
Freight	(29)	(64)	(121)%
Other Bets	(42)	(63)	(50)%
ATG and Other Technology Programs	(113)	(108)	4%
Corporate G&A and Platform R&D (1), (2)	(568)	(645)	(14)%
Adjusted EBITDA (3)	$(869)	$(612)	30%
(1) Excluding stock-based compensation expense.
(2) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(3) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

GAAP Revenue by Geographical Region

	Three Months Ended March 31,
(In millions, except percentages)	2019	2020	% Change

United States and Canada	$1,895	$2,142	13%
Latin America ("LATAM")	450	497	10%
Europe, Middle East and Africa ("EMEA")	487	552	13%
Asia Pacific ("APAC") (1)	267	352	32%
Total	$3,099	$3,543	14%
(1) Primarily includes Australia.
Operating Highlights for the First Quarter 2020
COVID-19 Initiatives

•
Launched programs to support drivers: We launched a program to support drivers or delivery people who are diagnosed with COVID‑19, or individually asked to self-isolate, providing up to 14 days of financial assistance while their Uber account is on hold. We also accelerated cross-dispatch from Rides to Eats, as well as surfaced other earning opportunities on and off the Uber platform via the Uber Work Hub.

•
Providing cleaning supplies and PPE: We are working with manufacturers and distributors to provide drivers and delivery people with cleaning supplies and PPE including face coverings and disinfectants. We have distributed millions of pieces of PPE and are working to secure more supplies and are prioritizing active drivers in the cities with the greatest need.

•
10 million free rides and deliveries: We have committed to provide 10 million rides and meals to healthcare workers, seniors and people in need, free of charge, and have started offering those services around the world. For instance, we’ve begun providing $1 million in rides and food to healthcare workers in New York City, and up to 200,000 free rides for NHS staff in London.

•
Vulnerable populations: Working with partners, we are delivering medication to housebound patients and essential goods to those in need around the world. We have also partnered with domestic violence organizations in 35 cities to provide free rides to shelter and safe spaces, and free meals. We introduced a dedicated phone number for people without a smartphone to get assistance with ordering a meal.

•
Supporting restaurants: We waived new restaurant activation fees in a number of markets and have made it quicker and easier for restaurants around the world to join Eats. We also launched a global feature allowing eaters to provide direct support to restaurants, resulting in over $3 million in direct contributions.

•	Freight relief efforts: Over 10 thousand relief loads of critical goods booked on the shipper platform in the U.S. were hauled at cost.
Platform

•	Uber Rewards gained traction: Uber rewards has grown to more than 31 million members, and is now live in France, our sixth country, in addition to the U.S., Brazil, Mexico, Australia, and New Zealand.

•
Uber for Business (“U4B”) grows customer relationships: U4B now has relationships with 46% of the Fortune 500 and continues to gain traction among governmental organizations, including the U.S. Federal government as of April 2020. U4B deals increasingly include both Rides and Eats following the launch of Eats within U4B earlier this year, in certain jurisdictions, including in Brazil, Canada, France, and the United Kingdom.

•
Launched Uber Direct and Uber Connect: Uber Direct is a delivery platform for retail items; Uber Connect is a peer-to-peer package delivery service, for sending goods to family and friends. These offerings highlight the flexibility of the Uber platform, while also providing additional earnings opportunities to drivers and delivery people.

Rides

•
Driver app enhancements improve cross-dispatching: During the quarter, we made enhancements to the Uber Rides Driver App that make it easier for drivers to become Eats delivery people. Nearly 40% of U.S. and Canada Drivers active on the platform cross-dispatched to Eats in the month of April.

•
Uber for Health scales rapidly: Uber for Health has grown more than 200% YoY as we build out enhanced capabilities, including the ability to order rides to medical appointments and other health services over the phone.

Other Segments

•	Eats added key new accounts: Signed partnerships with Chipotle (2,500 locations) in U.S. and Canada, along with Dunkin’ (4,000+ locations) and Shake Shack (150 locations).

•
Eats enabled grocery and convenience options: Uber Eats has enhanced the ability for grocery and convenience partners to sell a limited menu of everyday essentials via our restaurant platform. The offering is live with nearly 4,000 partners in 35 countries, including partnerships with Carrefour in France, Sysco in the U.S., and Shell in the UK.

•	Freight improved load bundle and multi-stop load product features: Added improvements to the Uber Freight application that are intended to improve match of available loads with available carriers.

•
Uber Transit continued expansion: Uber users now have access within the Rides app to the transit system of more than 15 cities, including two new cities that have also added ticketing capabilities within our app. To date, more than 2 million Uber Riders have used Transit.

•
Uber Works expanded: Expanded from Chicago and Miami to its third market, Dallas. We are supporting COVID-19 response efforts through Uber Works Hub, reinforcing Uber’s role as platform for independent work opportunities, including for existing drivers and delivery people; and providing essential personnel for light industrial and grocery supply chain customers.

•
Next generation JUMP hardware deployed: Within New Mobility, our fifth generation of hardware, which includes shared swappable batteries between bikes and scooters, is being tested in an effort to increase durability and reduce operational costs.

Recent Developments

•
Uber Eats: On Monday, consistent with our long-term strategy, we announced a change to the geographic footprint of Uber Eats operations affecting 8 markets. We will discontinue Uber Eats in the Czech Republic, Egypt, Honduras, Romania, Saudi Arabia, Uruguay and Ukraine, and will transfer Uber Eats operations to our Careem subsidiary in the United Arab Emirates. The discontinued and transferred markets represented 1% of Eats Gross Bookings and 4% of Eats Adjusted EBITDA losses in Q1 2020.

•	Headcount: On Wednesday, due to lower trip volumes and our current hiring freeze, we announced a reduction of our customer support and recruiting teams by approximately 3,700 full-time employee roles.

•
New Mobility: Today, we announced we are folding our JUMP e-bike and e-scooter business into Lime. Our customers will continue to have access to e-bikes and e-scooters in our apps. As part of the transaction, we made an additional convertible note investment of $85 million in Lime. The transferred business represents the vast majority of Gross Bookings, Adjusted Net Revenue and Segment Adjusted EBITDA loss for our Other Bets segment.

Webcast and conference call information
A live audio webcast of our first quarter 2020 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on May 7, 2020 at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (https://investor.uber.com/).
About Uber
Our mission is to ignite opportunity by setting the world in motion.
We revolutionized personal mobility with ridesharing, and we are leveraging our platform to redefine the massive meal delivery and logistics industries.
We are a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform. We connect consumers with independent providers of ride services, restaurants and food delivery services, public transportation networks, e-bikes, e-scooters and other personal mobility options. We use this same network, technology, operational excellence and product expertise to connect shippers with carriers in the freight industry. We are also developing technologies that will provide autonomous driving vehicle solutions to consumers, networks of vertical take-off and landing vehicles and new solutions to solve everyday problems.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Form 10-Qs or Form 8-Ks filed with the Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted Net Revenue; Rides Adjusted Net Revenue; Eats Adjusted Net Revenue; Adjusted EBITDA; Adjusted EBITDA margin as a percentage of ANR; and net loss attributable to Uber Technologies, Inc. excluding the impairment write-downs, net of the tax benefit, as well as, revenue and Adjusted Net Revenue growth in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections titled “Key Terms for Our Key Metrics and Non-GAAP Financial Measures,” “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2019	As of March 31, 2020
Assets
Cash and cash equivalents	$10,873	$8,165
Short-term investments	440	831
Restricted cash and cash equivalents	99	193
Accounts receivable, net	1,214	683
Prepaid expenses and other current assets	1,299	1,242
Total current assets	13,925	11,114
Restricted cash and cash equivalents	1,095	1,171
Collateral held by insurer	1,199	1,107
Investments	10,527	8,687
Equity method investments	1,364	1,299
Property and equipment, net	1,731	1,851
Operating lease right-of-use assets	1,594	1,589
Intangible assets, net	71	560
Goodwill	167	2,566
Other assets	88	146
Total assets	$31,761	$30,090
Liabilities, mezzanine equity and equity
Accounts payable	$272	$215
Short-term insurance reserves	1,121	1,073
Operating lease liabilities, current	196	205
Accrued and other current liabilities	4,050	5,138
Total current liabilities	5,639	6,631
Long-term insurance reserves	2,297	2,421
Long-term debt, net of current portion	5,707	5,703
Operating lease liabilities, non-current	1,523	1,519
Other long-term liabilities	1,412	1,498
Total liabilities	16,578	17,772
Mezzanine equity
Redeemable non-controlling interests	311	290
Equity
Common stock	—	—
Additional paid-in capital	30,739	31,035
Accumulated other comprehensive loss	(187)	(395)
Accumulated deficit	(16,362)	(19,298)
Total Uber Technologies, Inc. stockholders' equity	14,190	11,342
Non-redeemable non-controlling interests	682	686
Total equity	14,872	12,028
Total liabilities, mezzanine equity and equity	$31,761	$30,090

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2020
Revenue	$3,099	$3,543
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,681	1,786
Operations and support	434	503
Sales and marketing	1,040	885
Research and development	409	645
General and administrative	423	859
Depreciation and amortization	146	128
Total costs and expenses	4,133	4,806
Loss from operations	(1,034)	(1,263)
Interest expense	(217)	(118)
Other income (expense), net	260	(1,795)
Loss before income taxes and loss from equity method investment	(991)	(3,176)
Provision for (benefit from) income taxes	19	(242)
Loss from equity method investments, net of tax	(6)	(12)
Net loss including non-controlling interests	(1,016)	(2,946)
Less: net loss attributable to non-controlling interests, net of tax	(4)	(10)
Net loss attributable to Uber Technologies, Inc.	$(1,012)	$(2,936)
Net loss per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(2.23)	$(1.70)
Diluted	$(2.26)	$(1.70)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	453,543	1,724,367
Diluted	453,619	1,724,367

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2020
Cash flows from operating activities
Net loss including non-controlling interests	$(1,016)	$(2,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	146	128
Bad debt expense	47	22
Stock-based compensation	11	277
Gain on business divestiture	—	(154)
Deferred income tax	4	(273)
Revaluation of derivative liabilities	(175)	—
Accretion of discount on long-term debt	53	20
Loss from equity method investment	6	12
Unrealized (gain) loss on debt and equity securities, net	(16)	114
Impairment of debt and equity securities	—	1,863
Impairments of goodwill, long-lived assets and other assets	—	193
Unrealized foreign currency transactions	(4)	7
Other	2	(10)
Change in assets and liabilities, net of impact of business acquisition and disposals:
Accounts receivable	(210)	444
Prepaid expenses and other assets	(116)	29
Collateral held by insurer	—	92
Operating lease right-of-use assets	41	57
Accounts payable	—	(46)
Accrued insurance reserves	161	77
Accrued expenses and other liabilities	370	(320)
Operating lease liabilities	(26)	(49)
Net cash used in operating activities	(722)	(463)
Cash flows from investing activities
Proceeds from sale and disposal of property and equipment	40	1
Purchases of property and equipment	(129)	(198)
Purchases of marketable securities	—	(493)
Proceeds from maturities and sales of marketable securities	—	100
Proceeds from business disposals, net of cash divested	293	—
Acquisition of business, net of cash acquired	—	(1,346)
Return of capital from equity method investee	—	91
Purchase of non-marketable equity securities	—	(10)
Other investing activities	—	(1)
Net cash provided by (used in) investing activities	204	(1,856)
Cash flows from financing activities
Principal payments on finance leases	(41)	(60)
Other financing activities	(5)	(3)

Net cash used in financing activities	(46)	(63)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	3	(156)
Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(561)	(2,538)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	8,209	12,067
Reclassification from assets held for sale during the period	34	—
End of period, excluding cash classified within assets held for sale	$7,682	$9,529

Reconciliation of cash and cash equivalents, and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$5,745	$8,165
Restricted cash and cash equivalents-current	136	193
Restricted cash and cash equivalents-non-current	1,801	1,171
Total cash and cash equivalents, and restricted cash and cash equivalents	$7,682	$9,529
Other Income (Expense), Net
The following table presents other income (expense), net (in millions):

	Three Months Ended March 31,
	2019	2020

	(Unaudited)
Interest income	$44	$38
Foreign currency exchange gains (losses), net	(1)	(28)
Gain on business divestiture (1)	—	154
Unrealized gain (loss) on debt and equity securities, net (2)	16	(114)
Impairment of debt and equity securities (3)	—	(1,863)
Change in fair value of embedded derivatives	175	—
Other	26	18
Other income (expense), net	$260	$(1,795)
(1) During the three months ended March 31, 2020, gain on business divestiture represents a $154 million gain on the sale of our Uber Eats India operations to Zomato Media Private Limited (“Zomato”).
(2) During the three months ended March 31, 2019 and 2020, we recorded changes to the fair value of investments in securities accounted for under the fair value option.
(3) During the three months ended March 31, 2020, we recorded an impairment write-down of $1.9 billion, primarily related to our investment in Didi and the credit loss allowance recorded on our investment in Grab.
Stock-Based Compensation Expense
The following table summarizes total stock-based compensation expense by function (in millions):

	Three Months Ended March 31,
	2019	2020

	(Unaudited)
Operations and support	$1	$25
Sales and marketing	1	14
Research and development	3	167
General and administrative	6	71
Total	$11	$277

Key Terms for Our Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance, including COVID-19 response initiatives related to payments for financial assistance to Drivers personally impacted by COVID-19 and the cost of personal protective equipment distributed to Drivers. Our board and management find the exclusion of the impact of the COVID-19 response initiatives from Adjusted EBITDA to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
Adjusted Net Revenue (“ANR”). We define Adjusted Net Revenue as revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of our COVID-19 response initiative related to payments for financial assistance to Drivers personally impacted by COVID-19. We believe that Adjusted Net Revenue is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and Restaurant earnings, Driver incentives, and Driver referrals in transactions in which the Driver is our customer. The impact of the COVID-19 response initiative related to payments for financial assistance is recorded as a reduction to revenue. To help our board, management and investors assess the impact of this COVID-19 response initiative on our results of operations, we are excluding the impact of this COVID-19 response initiative from ANR. Our board and management find the exclusion of the impact of the COVID-19 response initiative from Adjusted Net Revenue to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
COVID-19 response initiatives. To support those whose earning opportunities have been depressed as a result of COVID-19, as well as communities hit hard by the pandemic, we have announced and implemented several initiatives, including, in particular, payments for financial assistance to Drivers personally impacted by COVID-19 and the cost of personal protective equipment distributed to Drivers. The payments for financial assistance to Drivers personally impacted by COVID-19 are recorded as a reduction to revenue and the cost of personal protective equipment distributed to Drivers is recorded as an expense in our costs and expenses.
Driver or restaurant earnings. Driver or restaurant earnings refer to the net portion of the fare or the net portion of the order value that a Driver or a restaurant retains, respectively.
Driver incentives. Driver incentives refer to payments that we make to Drivers, which are separate from and in addition to the Driver’s portion of the fare paid by the consumer after we retain our service fee to Drivers. For example, Driver incentives could include payments we make to Drivers should they choose to take advantage of an incentive offer and complete a consecutive number of trips or a cumulative number of trips on the platform over a defined period of time. Driver incentives are recorded as a reduction of revenue to the extent they are not excess Driver incentives (as defined below).
Driver referrals. Driver referrals refer to payments that we make to existing Drivers to refer new Drivers onto our platform. Driver referrals are recorded in sales and marketing expenses, as they represent the receipt of a distinct service of customer acquisition for which there is evidence of fair value.
Excess Driver incentives. Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers in transactions where the Drivers are our customers, as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Rides and New Mobility rides, Eats meal deliveries, and amounts paid by Freight shippers, in each case without any adjustment for consumer discounts and refunds, Driver and restaurant earnings, and Driver incentives. Gross Bookings do not include tips earned by Drivers.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Rides or New Mobility ride or received an Eats meal on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.
Other Bets. The Other Bets segment consists of multiple investment stage offerings. The largest investment within the segment is our New Mobility offering that refers to products that provide consumers with access to rides through a variety of modes, including dockless e-bikes and e-scooters. It also includes Transit, UberWorks and our Incubator group.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less the following direct costs and expenses of that segment: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Segment Adjusted EBITDA also reflects any applicable exclusions from Adjusted EBITDA.

Segment Adjusted EBITDA margin. We define each segment’s Adjusted EBITDA margin as the segment Adjusted EBITDA as a percentage of segment Adjusted Net Revenue. Segment Adjusted EBITDA margin demonstrates the margin that we generate after direct expenses. We believe that each segment’s Adjusted EBITDA margin is a useful indicator of the economics of our segments, as it does not include indirect Corporate G&A and Platform R&D.
Take Rate. We define Take Rate as Adjusted Net Revenue as a percentage of Gross Bookings.
Trips. We define Trips as the number of completed consumer Rides or New Mobility rides and Eats meal deliveries in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), loss from operations, and other results under GAAP, we use Adjusted Net Revenue, Adjusted EBITDA; Adjusted EBITDA margin as a percentage of ANR; and net loss attributable to Uber Technologies, Inc. excluding the impairment write-downs, net of the tax benefit as well as revenue and ANR growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted Net Revenue
We define Adjusted Net Revenue as revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related to payments for financial assistance to Drivers personally impacted by COVID-19. We define Rides Adjusted Net Revenue as Rides revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related to payments for financial assistance to Drivers personally impacted by COVID-19. We define Eats Adjusted Net Revenue as Eats revenue (i) less excess Driver incentives, (ii) less Driver referrals and (iii) the addition of COVID-19 response initiative related to payments for financial assistance to Drivers personally impacted by COVID-19. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue are equal to GAAP net revenue in all periods presented. We believe that these measures are informative of our top line performance because they measure the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals in transactions in which the Driver is our customer. The impact of the COVID-19 response initiative related to payments for financial assistance to Drivers personally impacted by COVID-19 is recorded as a reduction to revenue. To help our board, management and investors assess the impact of this COVID-19 response initiative on our results of operations, we are excluding the impact of this COVID-19 response initiative from ANR. Our board and management find the exclusion of the impact of the COVID-19 response initiative from Adjusted Net Revenue to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations. Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue prepared in accordance with GAAP.
Excess Driver incentives
Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers in transactions in which the Driver is our customer, as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Further, cumulative payments to Drivers for Eats deliveries historically have exceeded the cumulative delivery fees paid by consumers. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Driver referrals
Driver referrals are recorded in sales and marketing expenses. Management views Driver incentives and Driver referrals as Driver payments in the aggregate, whether they are classified as Driver incentives, excess Driver incentives, or Driver referrals.
These amounts largely depend on our business decisions based on market conditions. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance, and the overall net financial activity between us and our customers, which ultimately impacts our Take Rate.
COVID-19 response initiatives
To support those whose earning opportunities have been depressed as a result of COVID-19, as well as communities hit hard by the pandemic, we have announced and implemented several initiatives, including, in particular, payments for financial assistance to Drivers personally impacted by COVID-19 which are recorded as a reduction to revenue.

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance, including COVID-19 response initiatives related to payments for financial assistance to Drivers personally impacted by COVID-19 and the cost of personal protective equipment distributed to Drivers.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. To help our board, management and investors assess the impact of COVID-19 on our results of operations, we are excluding the impacts of COVID-19 response initiatives related to payments for financial assistance to Drivers personally impacted by COVID-19 and the cost of personal protective equipment distributed to Drivers from Adjusted EBITDA. Our board and management find the exclusion of the impact of the COVID-19 response initiatives from Adjusted EBITDA to be useful because it allows us and our investors to assess the impact of these response initiatives on our results of operations.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

•
Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•
Adjusted EBITDA excludes other items not indicative of our ongoing operating performance, including COVID-19 response initiatives related to payments for financial assistance to Drivers personally impacted by COVID-19 and the cost of personal protective equipment distributed to Drivers;

•	Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•
Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes interest income, foreign currency exchange gains (losses), net, gains on business divestitures, unrealized gain (loss) on debt and equity securities, net, impairment of debt and equity securities and change in fair value of embedded derivatives; and

•	Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Adjusted EBITDA Margin as a Percentage of ANR
We define Adjusted EBITDA margin as a percentage of ANR as Adjusted EBITDA divided by Adjusted Net Revenue.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue and ANR performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Reconciliations of Non-GAAP Measures
Adjusted Net Revenue
The following tables present reconciliations of Adjusted Net Revenue, Rides Adjusted Net Revenue, Eats Adjusted Net Revenue and Adjusted EBITDA to the most directly comparable GAAP financial measures for each of the periods indicated. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue are equal to GAAP net revenue in all periods presented.

	Three Months Ended March 31,
(In millions)	2019	2020
Adjusted Net Revenue reconciliation:
Revenue	$3,099	$3,543
Deduct:
Excess Driver incentives	(303)	(295)
Driver referrals	(35)	(11)
Add:
COVID-19 response initiative	—	19
Adjusted Net Revenue	$2,761	$3,256

	Three Months Ended March 31,
(In millions)	2019	2020
Rides Adjusted Net Revenue reconciliation:
Rides revenue	$2,418	$2,470
Deduct:
Excess Driver incentives	(12)	(3)
Driver referrals	(29)	(9)
Add:
COVID-19 response initiative	—	17
Rides Adjusted Net Revenue	$2,377	$2,475

	Three Months Ended March 31,
(In millions)	2019	2020
Eats Adjusted Net Revenue reconciliation:
Eats revenue	$536	$819
Deduct:
Excess Driver incentives	(291)	(292)
Driver referrals	(6)	(2)
Add:
COVID-19 response initiative	—	2
Eats Adjusted Net Revenue	$239	$527

Adjusted EBITDA

	Three Months Ended March 31,
(In millions)	2019	2020
Adjusted EBITDA reconciliation:
Net loss attributable to Uber Technologies, Inc.	$(1,012)	$(2,936)
Add (deduct):
Net loss attributable to non-controlling interests, net of tax	(4)	(10)
Provision for (benefit from) income taxes	19	(242)
Loss from equity method investment, net of tax	6	12
Interest expense	217	118
Other (income) expense, net	(260)	1,795
Depreciation and amortization	146	128
Stock-based compensation expense	11	277
Legal, tax, and regulatory reserve changes and settlements	—	19
Goodwill and asset impairments/loss on sale of assets	8	193
Uber Eats India transaction and related costs	—	10
COVID-19 response initiatives	—	24
Adjusted EBITDA	$(869)	$(612)